Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST NBC ANNOUNCES FILING OF 2016 FIRST QUARTER 10-Q AND
RECEIPT OF NASDAQ STAFF DETERMINATION LETTER

NEW ORLEANS, LA (September 30, 2016) - First NBC Bank Holding Company (“First NBC”) (NASDAQ: FNBC), the holding company for First NBC Bank, today filed with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the period ended March 31, 2016 in furtherance of its efforts to regain compliance with Nasdaq’s listing rules. First NBC continues to work diligently with its independent accountants to complete and finalize the review of the company’s financial statements as of and for the period ended June 30, 2016.

First NBC also announced today that it received a letter from the staff of Nasdaq on September 28, 2016 advising the company that because it had not filed all of its past due SEC reports by the deadline set forth in its compliance plan, First NBC’s common stock is subject to suspension in trading on October 7, 2016 and delisting from The Nasdaq Global Select Market unless the company requests a hearing before the Nasdaq Listing Qualifications Panel by October 5, 2016. Under Nasdaq rules, a timely request for a hearing automatically stays the delisting process (and suspension of trading of the company’s securities) for an additional 15 calendar days from the date of the request unless the company requests and the panel grants a further stay. First NBC intends to timely request a hearing before the panel and expects to file its Quarterly Report on Form 10-Q for the period ended June 30, 2016 within the automatic stay period provided under Nasdaq rules.

Nasdaq Listing Rule 5250(c)(1) requires First NBC to timely file all required periodic reports and other documents with the SEC. In accordance with First NBC’s compliance plan previously submitted to and accepted by Nasdaq, Nasdaq staff had granted an exception until September 26, 2016 for the company to regain compliance with the rule. First NBC previously filed its Annual Report on Form 10-K for the year ended December 31, 2015 in accordance with the plan and today filed its Quarterly Report on Form 10-Q for the period ended March 31, 2016. With the anticipated filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2016, First NBC expects to become current with respect to its past due SEC periodic reports.

About First NBC Bank Holding Company

First NBC, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana state non-member bank. First NBC’s primary markets are the New Orleans metropolitan area and the Florida panhandle, which it serves from 39 full service banking offices located throughout its markets.

This release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of First NBC with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of First NBC - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to First NBC's ability to complete the steps necessary to file its Form 10-Q for the period ended June 30, 2016 within the periods described above, to maintain the listing of its securities on the Nasdaq Global Select Market, and to comply with all other listing rules applicable to it, as well as to other factors included in filings made by First NBC with the Securities and Exchange Commission, including those risk factors set forth in First NBC’s Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements speak only as of the date they are made. Copies of First NBC’s reports filed with the SEC are available in the Investor Relations section of First NBC’s website, www.firstnbcbank.com. First NBC undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

For further information contact:
First NBC Bank Holding Company
Ashton J. Ryan, Jr.
President and Chief Executive Officer
(504) 671-3801
aryanjr@firstnbcbank.com